SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                                  [ ]  Confidential, for Use of the Commission Only
[ ]  Definitive Proxy Statement                                        (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12
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                              IRT PROPERTY COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          IRT PROPERTY COMPANY ANNOUNCES KMART WILL CLOSE ONE LOCATION

ATLANTA (January 15, 2003) -- IRT Property Company (NYSE:IRT) announced today that only one of the Company's six Kmart locations has been included on Kmart's latest store closing list. The Company has been notified that the location at Spalding Village, a 235,318-square-foot shopping center in Griffin, GA, will close. IRT has been notified that Kmart intends to keep its five remaining locations open. On an annualized basis, the 86,479-square-foot lease at Spalding Village accounts for approximately $0.01 per share of funds from operations, including base rents and all related charges of property taxes and common area maintenance.

     Thomas H. McAuley, chairman and chief executive officer, stated, "Although we are disappointed Kmart has decided to close this location, the combination of additional anchors at Spalding Village, such as Kroger and J.C. Penney, and the favorable demographics of this location should enable us to release this space relatively quickly."

     A self-administered equity real estate investment trust, IRT specializes in Southeastern United States shopping centers. Anchor tenants include Publix, Kroger, Harris Teeter, Wal-Mart and other popular national and regional chain stores. The portfolio of 89 shopping center investments includes approximately
9.7 million square feet of retail space. For additional information, please visit the company's Web site at www.irtproperty.com.

     Equity One has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant documents, with the SEC concerning the proposed merger between Equity One and IRT. You are urged to read the registration statement containing the joint proxy statement/prospectus and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information about Equity One, IRT and the merger. You may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Equity One by directing a request to Equity One, 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, Attention: Investor Relations, telephone: (305) 947-1664 and from IRT by directing a request to IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339, Attention: Investor Relations, telephone: (770) 955-4406.

     Equity One and IRT, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Equity One and IRT in connection with the merger. Information about the directors and executive officers of Equity One and their ownership of Equity One shares is set forth in the proxy statement for Equity One's 2002 annual meeting of stockholders. Information about the directors and executive officers of IRT and their ownership of IRT stock is set forth in the proxy statement for IRT's 2002 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

     In addition to historical information, this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described in the Company's annual report on Form 10-K for the year ended December 31, 2001, under "Special Cautionary Notice Regarding Forward Looking Statements" and "Risk Factors," and otherwise in the Company's SEC reports and filings.